                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
          the Securities Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2)
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            TITAN EXPLORATION, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1)   Title of each class of securities to which transaction applies:


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    2)   Aggregate number of securities to which transaction applies:


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    3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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    4)   Proposed maximum aggregate value of transaction:


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    5)   Total fee paid:


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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount Previously Paid:


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    2)   Form, Schedule or Registration Statement No.:


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    3)   Filing Party:


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    4)   Date Filed:


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

                            TITAN EXPLORATION, INC.

                           500 WEST TEXAS, SUITE 500
                              MIDLAND, TEXAS 79701

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 28, 1997

To the Stockholders of
  TITAN EXPLORATION, INC.

         Notice is hereby given that the annual meeting of stockholders of Titan Exploration, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 28, 1997, at 10:00 a.m., local time, at the Midland Room, Tower Two, Fasken Center, 550 West Texas, Midland, Texas 79701 for the following purposes:

         1. To elect five directors to serve until the Annual Meeting of Stockholders in 1998;

         2. To approve the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the year ending December 31, 1997; and

         3. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

         Only stockholders of record at the close of business on April 21, 1997 are entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof.

         You are cordially invited and urged to attend the meeting, but if you are unable to attend, please sign and date the enclosed proxy and return it promptly in the enclosed self-addressed stamped envelope. A prompt response will be appreciated. If you attend the meeting, you may vote in person, if you wish, whether or not you have returned your proxy. In any event, a proxy may be revoked at any time before it is exercised.

                                        BY ORDER OF THE BOARD OF DIRECTORS



                                        SUSAN D. ROWLAND
                                        Secretary

Midland, Texas
April 30, 1997

                            TITAN EXPLORATION, INC.
                           500 WEST TEXAS, SUITE 500
                              MIDLAND, TEXAS 79701

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 28, 1997

                            SOLICITATION OF PROXIES

SOLICITATION AND REVOCABILITY OF PROXIES

      This proxy statement is furnished to holders of Titan Exploration, Inc. ("Titan" or the "Company") common stock, $0.01 par value ("Common Stock"), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the annual meeting of stockholders of Titan to be held on Wednesday, May 28, 1997, at 10:00 a.m., local time, at the Midland Room, Fasken Center, 550 West Texas, Midland, Texas 79701, and at any adjournment(s) thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

      Shares represented by a proxy in the form enclosed, duly signed, dated and returned to the Company and not revoked, will be voted at the meeting in accordance with the directions given, but in the absence of directions to the contrary, such shares will be voted (i) for the election of the Board's nominees for directors, (ii) for the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the year ending December 31, 1997, and
(iii) in accordance with the best judgment of the persons voting on any other proposals that may come before the meeting. The Board of Directors knows of no other matters, other than those stated in the foregoing notice, to be presented for consideration at the meeting or any adjournment(s) thereof. If, however, any other matters properly come before the meeting or any adjournment(s) thereof, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters. The persons named in the enclosed proxy may also, if it is deemed to be advisable, vote such proxy to adjourn the meeting from time to time.

      Any stockholder executing and returning a proxy has the power to revoke it at any time before it is voted by delivering to the Secretary of the Company, 500 West Texas, Suite 500, Midland Texas 79701, a written revocation thereof or by duly executing a proxy bearing a later date. Any stockholder attending the annual meeting of stockholders may revoke his proxy by notifying the Secretary at such meeting and voting in person if he desires to do so. Attendance at the annual meeting will not by itself revoke a proxy.

      The approximate date on which this proxy statement and the form of proxy are first sent to stockholders is April 30, 1997.

      The cost of soliciting proxies will be borne by the Company. Solicitation may be made, without additional compensation, by directors, officers and regular employees of the Company in person or by mail, telephone or telegram. The Company may also request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation material to the beneficial owners of the Common Stock held of record by such persons, and Titan will reimburse the forwarding expense. All costs of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by the Company.

SHARES OUTSTANDING AND VOTING RIGHTS

      The close of business on April 21, 1997 is the record date for determination of stockholders entitled to notice of and to vote at the meeting or any adjournment(s) thereof. The only voting security of the Company outstanding is the Common Stock, each share of which entitles the holder thereof to one vote. At the record date for the meeting, there were outstanding and entitled to be voted 33,941,513 shares of Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The table below sets forth information concerning (i) the only persons known by the Company, based upon statements filed by such persons pursuant to
Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to own beneficially in excess of 5% of the Common Stock as of April 21, 1997 and (ii) the shares of Common Stock beneficially owned, as of April 21, 1997, by each director of the Company, each executive officer listed in the Summary Compensation Table included elsewhere in this proxy statement, and all executive officers and directors of the Company as a group. Except as indicated, each individual has sole voting power and sole investment power over all shares listed opposite his name.

                                                                                      COMMON STOCK
                                                                                   BENEFICIALLY OWNED
                                                                              ------------------------------
                                                                              NUMBER OF           PERCENT OF
                NAME AND ADDRESS OF BENEFICIAL OWNER                           SHARES               CLASS
                ------------------------------------                          ---------           ----------
 Directors and Executive Officers (1):

   Jack D. Hightower (2) . . . . . . . . . . . . . . . . . . . . .            3,834,212              10.98%

   George G. Staley (3)  . . . . . . . . . . . . . . . . . . . . .              768,662               2.23%

   Rodney L. Woodard (4) . . . . . . . . . . . . . . . . . . . . .              168,721                *

   David R. Albin (5)(6) . . . . . . . . . . . . . . . . . . . . .              105,772                *

   Kenneth A. Hersh (5)  . . . . . . . . . . . . . . . . . . . . .               59,881                *

   William J. Vaughn, Jr. (7)  . . . . . . . . . . . . . . . . . .              342,541               1.01%

 Executive Officers and Directors as a Group (11 persons) (8)  . .            5,745,099              16.00%

 Natural Gas Partners II, L.P. (9) . . . . . . . . . . . . . . . .            5,000,777              14.73%
   777 Main Street, Suite 2700
   Fort Worth, Texas 76102

 R. Gamble Baldwin (10)  . . . . . . . . . . . . . . . . . . . . .            4,776,507              14.07%
   1130 Park Avenue
   New York, New York 10128

 Natural Gas Partners, L.P. and G.F.W. Energy, L.P. (10)(11) . . .            4,767,407              14.05%
   777 Main Street, Suite 2700
   Fort Worth, Texas 76102

 Enron Corp. and Joint Energy Development Investments Limited
   Partnership (12)  . . . . . . . . . . . . . . . . . . . . . . .            3,423,194              10.09%
   1400 Smith Street
   Houston, Texas 77002

--------------------
*     Represents less than 1% of the outstanding Common Stock or voting power.
(1) The business address of each director and executive officer is c/o Titan Exploration, Inc., 500 West Texas, Suite 500, Midland, Texas 79701.
(2) Includes (i) 2,667,588 shares held by Mr. Hightower, (ii) 199,524 shares held by Mr. Hightower's spouse and children and 967,100 shares subject to stock options that are exercisable within 60 days.
(3) Includes (i) 199,525 shares held by Mr. Staley, and (ii) 569,137 shares subject to stock options that are exercisable within 60 days.
(4) Includes (i) 46,556 shares held by Mr. Woodard, and (ii) 122,165 shares subject to stock options that are exercisable within 60 days.
(5) David R. Albin and Kenneth A. Hersh are each managing members of the general partner of Natural Gas Partners II, L.P. As such, Mr. Albin and Mr. Hersh may be deemed to share voting and investment power with respect to the 5,000,777 shares beneficially owned by Natural Gas Partners II, L.P. Mr. Albin and Mr. Hersh disclaim beneficial ownership of such shares.

(6)   All of these shares are held in trust for Mr. Albin.
(7) Includes (i) 5.000 shares held by Mr. Vaughn, (ii) 299,287 shares held in trust for Mr. Vaughn and his spouse, and (iii) 38,254 shares held by an affiliate of Mr. Vaughn.
(8) Includes 1,975,294 shares that officers and directors as a group have the right to acquire within 60 days through the exercise of options granted pursuant to the Initial Stock Option Plan and the 1996 Incentive Plan.
(9) Based upon information reported in a Schedule 13G dated February 5, 1997 filed by Natural Gas Partners II, L.P., G.F.W. Energy II, L.P. and GFW II, L.L.C. with the Commission. GFW II, L.L.C. is the sole general partner of G.F.W. Energy II, L.P., which is the sole general partner of Natural Gas Partners II, L.P.
(10) Based upon information reported in a Schedule 13G dated February 5, 1997 filed by R. Gamble Baldwin with the Commission. Mr. Baldwin has sole voting and investment power with respect to 9,100 shares of Common Stock he beneficially owns. In addition, Mr. Baldwin may, as the sole general partner of G.F.W. Energy, L.P., the sole general partner of Natural Gas Partners, L.P., be deemed to be the beneficial owner of all 4,767,407 shares of Common Stock beneficially owned by Natural Gas Partners, L.P.
(11) Based upon information reported in a Schedule 13G dated February 5, 1997 filed by Natural Gas Partners, L.P. and G.F.W. Energy, L.P. with the Commission. G.F.W. Energy, L.P. is the sole general partner of Natural Gas Partners, L.P.
(12) Based upon information reported in a Schedule 13G dated January 20, 1997 filed by Enron Corp. and Joint Energy Development Investments Limited Partnership ("JEDI") with the Commission. The general partner of JEDI is Enron Capital Management Limited Partnership, whose general partner is Enron Capital Corp., an indirect wholly owned subsidiary of Enron Corp.


                       PROPOSAL 1.  ELECTION OF DIRECTORS

      The business and affairs of the Company are managed by and under the direction of the Board of Directors, which exercises all corporate powers of the Company and establishes broad corporate policies.

      The Company's Board of Directors formed standing audit and compensation committees on March 20, 1997, which are composed of David R. Albin, Kenneth A. Hersh and William J. Vaughn, Jr. The Compensation Committee will exercise the power of the Board of Directors in connection with all matters relating to compensation of executive officers, employee benefit plans and the administration of the Company's stock option programs.

      The Audit Committee's primary responsibilities will be to (i) recommend the Company's independent auditors to the Board of Directors, (ii) review with the Company's auditors the plan and scope of the auditor's annual audit, the results thereof and the auditors' fees, (iii) review the Company's financial statements and (iv) take such other action as they deem appropriate as to the accuracy and completeness of financial records of the Company and financial information gathering, reporting policies and procedures of the Company.

      All duly submitted and unrevoked proxies will be voted for the nominees for directors selected by the Board of Directors, except where authorization so to vote is withheld. If any nominee(s) should become unavailable for election for any presently unforeseen reason, the persons designated as proxies will have full discretion to cast votes for another person(s) designated by the Board. The five nominees of the Board of Directors of the Company are named below. Each of the nominees has consented to serve as a director if elected. Set forth below is certain information with respect to the nominees, including information as to each nominee's age as of April 30, 1997, position with the Company, business experience during the past five years and directorships of publicly held companies.

      JACK D. HIGHTOWER, age 48, has served as President, Chief Executive Officer and Chairman of the Board of Directors of the Company since he founded the Company in March 1995. Prior to forming the Company, from 1986 to January 1996, Mr. Hightower served as Chairman of the Board and Chief Executive Officer of United Oil Services, Inc., a complete oil field service company serving customers in the Permian Basin. From 1978 to 1995, Mr. Hightower served as Chairman of the Board and President of Amber Energy, Inc., a company formed to identify oil and gas exploration prospects. From 1991 to 1994, Mr. Hightower served as Chairman of the Board,

Chief Executive Officer and President of Enertex, Inc., which served as the operator of record for several oil and gas properties involving Mr. Hightower and other nonoperators, including Selma International Investment Limited.

      GEORGE G. STALEY, age 62, has served as Executive Vice President, Exploration and Director of the Company since its formation. From 1975 until 1995, Mr. Staley served as President and Chief Executive Officer of Staley Gas Co., Inc. and Staley Operating Co., which are oil and gas exploration and operating companies.

      DAVID R. ALBIN, age 37, has served as a director of the Company since its formation. Since 1988, Mr. Albin has been a manager of the NGP investment funds, which were organized to make direct equity investments in the North American oil and gas industry. He is currently responsible for co-managing NGP's overall investment portfolio. Mr. Albin serves as a director of Offshore Energy Development Corporation, an independent oil and gas company that does not materially compete with the Company.

      KENNETH A. HERSH, age 34, has served as a director of the Company since its formation. Since 1989, Mr. Hersh has served as a co-manager of the NGP investment funds, which were organized to make direct equity investments in the North American oil and gas industry. He is currently responsible for co-managing NGP's overall investment portfolio. Mr. Hersh serves as a director of Mesa Inc. and HS Resources, Inc., two independent oil and gas companies whose operations do not materially compete with those of the Company.

      WILLIAM J. VAUGHN, JR., age 76, has served as director of the Company since March 1997. Since 1975, Mr. Vaughn has served as Chairman of the Board and President of WJV, Inc. and DMV, Inc., which are oil and gas exploration companies. From 1986 to 1996, Mr. Vaughn served as Vice President of United Oil Services, Inc., an oil field service company. From 1975 to 1995, Mr. Vaughn was an independent geologist in association with Mr. Hightower.

COMPENSATION OF DIRECTORS

      Fees and Expenses. In 1996, each director who is not an employee of the Company received a fee of $5,000 for serving as a director. The Company also reimburses directors for travel, lodging and related expenses they may incur in attending Board and committee meetings.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the 1934 Act requires directors and officers of the Company, and persons who own more than 10 percent of the Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. Directors, officers and more than 10 percent stockholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1996, all Section 16(a) filing requirements applicable to its directors, officers and more than 10 percent beneficial owners were met.

COMPENSATION OF EXECUTIVE OFFICERS

      The following table sets forth certain summary information concerning the compensation paid or awarded to the Chief Executive Officer of the Company and the only other executive officers of the Company who earned in excess of $100,000 in 1996 (the "named executive officers") for the years indicated.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                                   COMPENSATION
                                             ANNUAL COMPENSATION                      AWARDS
                               ------------------------------------------------   ---------------

                                                                                      SHARES
        NAME AND                                                 OTHER ANNUAL       UNDERLYING         ALL OTHER
   PRINCIPAL POSITION           YEAR     SALARY      BONUS     COMPENSATION(1)      OPTIONS (#)      COMPENSATION
-----------------------        ------  ----------   --------  -----------------   ---------------   ---------------
Jack Hightower (2)  . . . . .   1996   $  109,167   $ 12,000     $     --             73,103           $ 10,455(5)
  President and Chief           1995       75,000      1,000           --          1,682,491              6,201
  Executive Officer

George G. Staley (3)  . . . .   1996      109,167     12,000           --             56,858             15,139(6)
  Executive Vice                1995       75,000      1,000           --            975,313             10,423
  President,
  Exploration
Rodney L. Woodard (4) . . . .   1996       97,875     10,800         13,431(7)        24,368              9,442(8)
  Vice President,               1995       67,500      1,000           --            196,313              5,596
  Engineering

------------------
(1) Other Annual Compensation does not include perquisites and other personal benefits if the aggregate amount of such compensation does not exceed the lesser of (i) $50,000 or (ii) 10% of individual combined salary and bonus for the named executive officer in each year.
(2) Upon completion of the Company's initial public offering, Mr. Hightower's base salary was increased to $160,000.
(3) Upon completion of the Company's initial public offering, Mr. Staley's base salary was increased to $160,000.
(4) Upon completion of the Company's initial public offering, Mr. Woodard's base salary was increased to $135,000.
(5) Consists of premiums paid by the Company under a nondiscriminatory group insurance program and contributions by the Company under its 401(k) Retirement Plan of $7,180 and $3,275, respectively, during 1996 and $5,076 and $1,125, respectively, during 1995.
(6) Consists of premiums paid by the Company under a nondiscriminatory group insurance program and contributions by the Company under its 401(k) Retirement Plan of $11,864 and $3,275, respectively, during 1996 and $9,298 and $1,125, respectively, during 1995.
(7) Consists of lease payments made by the Company for an automobile used by Mr. Woodard in connection with his position with the Company.
(8) Consists of premiums paid by the Company under a nondiscriminatory group insurance program and contributions by the Company under its 401(k) Retirement Plan of $6,506 and $2,936, respectively, during 1996 and $4,583 and $1,013, respectively, during 1995.

         Upon completion of the Company's initial public offering, the base salary of each of Thomas H. Moore, Vice President, Business Development, and Dan P. Colwell, Vice President, Land was increased to $135,000.

         William K. White was elected Vice President, Finance and Chief Financial Officer of the Company on September 30, 1996 and receives an annual base salary of $135,000.

         Option Grants

         The following table contains information about stock option grants to the named executive officers in 1996:


                     OPTION GRANTS IN LAST FISCAL YEAR (1)

                                                                             POTENTIAL REALIZED VALUE AT
                                                                               ASSUMED ANNUAL RATES OF
                                                                               STOCK PRICE APPRECIATION
                                       INDIVIDUAL GRANTS                         FOR OPTION TERM (2)
                         -----------------------------------------------  -----------------------------------
                         NUMBER OF    % OF TOTAL
                         SECURITIES    OPTIONS     EXERCISE
                         UNDERLYING   GRANTED TO    OR BASE
                          OPTIONS    EMPLOYEES IN    PRICE    EXPIRATION
          NAME           GRANTED(#)   FISCAL YEAR    ($/SH)      DATE      0% ($)       5% ($)      10% ($)
 ----------------------  ----------  ------------  --------   ----------  ----------  ----------   ----------
 Jack Hightower  . . .   1,755,594      48.35%       2.08       3/31/01   17,415,492  22,506,715   28,739,074
 George G. Staley  . .   1,032,171      28.42%       2.08       3/31/01   10,239,136  13,232,432   16,896,639
 Rodney L. Woodard . .     220,681       6.08%       2.08       3/31/01    2,189,156   2,829,130    3,612,548

-----------------
(1) Includes (i) options granted in the Conversion that were substituted for options granted in 1995 and (ii) additional options granted during 1996.
(2) Amounts represent hypothetical gains that could be achieved for the options if they are exercised at the end of the option term. Those gains are based on assumed rates of stock price appreciation of 0%, 5% and 10% compounded annually from January 1, 1996, as if such options had been granted on such date, through the expiration date. For the option term ending March 31, 2001, based on the closing price on The Nasdaq Stock Market's National Market of the Common Stock of $12.00 on December 31, 1996, a share of the Common Stock would have a value on March 1, 2001 of approximately $14.90 at an assumed appreciation rate of 5% and approximately $18.45 at an assumed appreciation rate of 10%.

         Option Exercises and Year-End Option Values

         The following table provides information about the number of shares issued upon option exercises by the named executive officers during 1996, and the value realized by the named executive officers. The table also provides information about the number and value of options that were held by the named executive officers at December 31, 1996 as if the options granted in the Conversion to substitute for option grants in 1996 had been granted on January 1, 1996.


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                             NUMBER OF SECURITIES
                                                        UNDERLYING UNEXERCISED OPTIONS    VALUE OF UNEXERCISED IN-THE-MONEY
                             SHARES                              AT FY-END (#)                  OPTIONS AT FY-END ($)
                          ACQUIRED ON        VALUE      ------------------------------    ---------------------------------
          NAME            EXERCISE (#)   REALIZED ($)    EXERCISABLE     UNEXERCISABLE     EXERCISABLE        UNEXERCISABLE
 ---------------------    ------------   ------------   ------------     -------------    -------------       -------------
 Jack Hightower  . . .         0               0           967,100          788,494          9,593,632          7,821,860
 George G. Staley  . .         0               0           569,137          463,034          5,645,839          4,593,297
 Rodney L. Woodard . .         0               0           122,165           98,516          1,211,877            977,279


BOARD REPORT ON EXECUTIVE COMPENSATION POLICY

         The Company's executive compensation policy is designed to attract, motivate, reward and retain the key executive talent necessary to achieve the Company's business objectives and contribute to the long-term success of the Company. In order to meet these goals, the Company's compensation policy for its executive officers focuses primarily on determining appropriate salary levels and providing long-term stock-based incentives. To a lesser extent, the Company's compensation policy also contemplates performance-based cash bonuses. The Company's compensation principles for the Chief Executive Officer are identical to those of the Company's other executive officers.

         Cash Compensation. In determining its recommendations for adjustments to officers' base salaries for fiscal 1996, the Company focused primarily on the scope of each officer's responsibilities, each officer's contributions to the Company's success in moving toward its long-term goals during the fiscal year, the completion of the Company's initial public offering of common stock, the accomplishment of goals set by the officer and approved by the Board for that year, the Company's assessment of the quality of services rendered by the officer, comparison with compensation for officers of comparable companies and an appraisal of the Company's financial position. In certain situations, the Company may also pay cash bonuses, the amount of which will be determined based on the contribution of the officer and the benefit to the Company of the transaction or development.

         Equity Compensation. The grant of stock options to executive officers constitutes an important element of long-term compensation for the executive officers. The grant of stock options increases management's equity ownership in the Company with the goal of ensuring that the interests of management remain closely aligned with those of the Company's stockholders. The Board believes that stock options in the Company provide a direct link between executive compensation and stockholder value. By attaching vesting requirements, stock options also create an incentive for executive officers to remain with the Company for the long term.

         Chief Executive Officer Compensation. As indicated above, the factors and criteria upon which the compensation of Jack D. Hightower, the Chief Executive Officer, is based are identical to the criteria used in evaluating the compensation packages of the other executive officers of the Company. The Chief Executive Officer's individual contributions to the Company included his leadership role in establishing and retaining a strong management team, developing and implementing the Company's business plans and attracting investment capital to the Company. In addition, the Company reviewed compensation levels of chief executive officers at comparable companies in the Company's industry.

                                        Jack D. Hightower
                                        George G. Staley
                                        David R. Albin
                                        Kenneth A. Hersh
                                        William J. Vaughn, Jr.


SECTION 162(m) OF THE INTERNAL REVENUE CODE.

      Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits (to $1 million per covered executive) the deductibility for federal income tax purposes of annual compensation paid to a company's chief executive officer and each of its other four most highly compensated executive officers. All options granted under the Company's Long-term Incentive Plan in 1996 will qualify for an exemption from the application of Section 162(m) of the Code, thereby preserving the deductibility for federal income tax purposes of compensation that may be attributable to the exercise of such options.

EMPLOYMENT AGREEMENTS

      The Company and Jack Hightower are parties to an Employment Agreement (the "Employment Agreement") that provides for the employment of Mr. Hightower as President, Chief Executive Officer and Chairman of the Board of the Company for a two year period. The agreement provides for an annual salary of $160,000, subject to any increases that may be approved by the Compensation Committee of the Board of Directors from time to time during the term of the Employment Agreement. Under the Employment Agreement, Mr. Hightower shall be entitled to participate in any employee benefit programs which the Company provides to its executive officers. As of the date hereof, the employee benefit programs offered by the Company to its officers and employees include group insurance coverage, participation in the Company's 401 (k) Retirement Plan and the 1996 Incentive Plan. Under the Employment Agreement, Mr. Hightower will be entitled to receive up to one year's base salary if his employment is terminated other than for cause prior to the expiration of his employment term. The agreement also provides that Mr. Hightower will not compete with the Company for a certain period of time following any termination of his employment for any reason.

      Each of the other executive officers of the Company is a party to a confidentiality and noncompete agreement with the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Company did not have a compensation committee during the past fiscal year and all determinations concerning executive compensation for such period for the Company's executive officers were made by the Board of Directors. The directors abstained from participation in compensation determinations concerning their own compensation. None of the executive officers of the Company has served on the board of directors or on the compensation committee of any other entity, any of whose officers served on the Board of Directors of the Company.

CERTAIN TRANSACTIONS

      The Company has entered into an administrative services contract with Staley Operating Co. ("Staley Operating"), an affiliate of Mr. Staley. Pursuant to the agreement, the Company provided certain administrative, accounting and other office and technical services on behalf of Staley Operating, in its capacity as the operator of certain producing oil and gas properties, in return for which the Company received the amounts charged by Staley Operating for providing such services under the applicable operating agreements for such properties. The total amount of payments received by the Company under such agreement was approximately $144,000 for the year ended December 31, 1996.

      Mr. Hightower and certain of his affiliates have a common ownership interest in the Haley 1302 gas well located in Winkler County, Texas. The well is operated by the Company and, in accordance with a standard industry operating agreement, Mr. Hightower and certain of his affiliates make payments to the Company of leasehold costs and lease operating and supervision charges. These payments aggregated approximately $229,000 for the year ended December 31, 1996. Revenue received in connection with this well was approximately $7,000 in 1996. The fees charged by the Company to Mr. Hightower are the same as those charged to unaffiliated third parties that are also party to the operating agreement.

      The Company was a party to separate financial advisory services contracts with ECT Securities Corp. ("ECT") (an affiliate of JEDI) and NGP. In 1996, the Company paid ECT fees of approximately $95,000, plus expense reimbursements, and NGP fees of approximately $91,000, plus expense reimbursements. Both agreements terminated upon the completion of the Company's initial public offering in December 1996.

      In November 1995, the Company entered into a master agreement for energy price swaps with Enron Capital & Trade Resources Corp. ("ECTRC"), an affiliate of JEDI. Pursuant to the terms of this agreement and as a result of costs attributable to natural gas hedges, during the year ended December 31, 1996, the Company paid approximately $544,000 to ECTRC.

      For the year ended December 31, 1996, sales to Enron Corp. (an affiliate of JEDI), its subsidiaries and affiliates were approximately 43% of the Company's oil and gas revenues.

      The Company's offices are in Fasken Center located at 500 West Texas, Suite 500, in Midland, Texas and are leased from Fasken Center Ltd., an affiliate of Mr. Hightower. The lease, which was amended in March 1997, is a noncancellable operating lease that terminates on March 15, 2002, and requires monthly rent payments of $16,024, subject to increase as the Company assumes additional space.

PERFORMANCE GRAPHS

      The following graph shows a comparison of cumulative total stockholder returns for the Common Stock of the Company, the Standard & Poor's 500 Index and the composite peer group since December 17, 1996.

             COMPARISON OF CUMULATIVE STOCKHOLDER TOTAL RETURN (1) AMONG THE COMPANY, S&P 500 INDEX AND COMPOSITE PEER GROUP


                                   [GRAPH]


                                       December 17, 1996      December 31, 1996
                                       -----------------      -----------------
 Titan . . . . . . . . . . . . . . . .        100                    109
 S&P 500 Index . . . . . . . . . . . .        100                    106
 Peer Group (2)  . . . . . . . . . . .        100                    102


------------------
(1) Total return assuming reinvestment of dividends. Assumes $100 invested on December 17, 1996 in Common Stock of Titan, the Standard & Poor's 500 Index and the composite peer group.
(2) Composite peer group includes the following companies: Barrett Resources Corp., Belden & Blake Corp., Berry Petroleum Co., Chesapeake Energy Corp., Coho Energy Inc., Cross Timbers Oil Co., Devon Energy Corporation, Flores & Rucks, Inc., Forcenergy, Inc., Forest Oil Corp., Helmerich & Payne, Inc., HS Resources, Inc., KCS Energy, Inc., Lomak Petroleum, Inc., Louis Dreyfus Natural Gas Corp., Mitchell Energy & Development Corp., Newfield Exploration Co., Nuevo Energy Co., Patina Oil & Gas Corp., Plains Resources, Inc., Pogo Producing Co., Snyder Oil Corp., United Meridian Corp., Vintage Petroleum, Inc. and Wiser Oil Company.

                                   PROPOSAL 2

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors has appointed, and recommends the approval of the appointment of, KPMG Peat Marwick LLP, who have been the Company's auditors since the Company's formation on September 30, 1996, as independent auditors for the year ending December 31, 1997. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

      Unless stockholders specify otherwise in the proxy, proxies solicited by the Board of Directors will be voted by the persons named in the proxy at the Annual Meeting to ratify the selection of KPMG Peat Marwick LLP as the Company's auditors for 1997. The affirmative vote of a majority of the votes cast at the Annual Meeting will be required for ratification.

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP.

OTHER MATTERS

      The Board of Directors of the Company does not intend to present any other matters at the meeting and knows of no other matters which will be presented. However, if any other matters come before the meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their judgment on such matters.

STOCKHOLDER PROPOSALS

      It is contemplated that the 1998 annual meeting of stockholders of the Company will take place during the fourth week of May 1998. Stockholder proposals for inclusion in the Company's proxy materials for the 1998 annual meeting of stockholders must be received at the Company's principal executive office in Midland, Texas, addressed to the Secretary of the Company, not less than 60 days prior to such meeting; provided that if the 1998 annual meeting of stockholders is changed by more than 30 days from the presently contemplated date, proposals must be so received a reasonable time in advance of the meeting.

FORM 10-K ANNUAL REPORT

      The Company will provide without charge to each person from whom a proxy is solicited by this proxy statement, upon the written request of any such person, a copy of the Company's annual report on Form 10-K, including the financial statements and the schedules thereto, required to be filed with the Securities and Exchange Commission pursuant to Section 13(a)-1 under the 1934 Act for the Company's most recent fiscal year. Requests should be directed to the Vice President, Administration and Secretary, Titan Exploration, Inc., 500 West Texas, Suite 500, Midland, Texas 79701.

                                        By Order of the Board of Directors



                                        Susan D. Rowland, Secretary

April 30, 1997
Midland, Texas

                            TITAN EXPLORATION, INC.
                           500 WEST TEXAS, SUITE 500
                              MIDLAND, TEXAS 79701

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Jack D. Hightower and William K. White, and each of them, as the undersigned's attorneys and proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as directed below, all the shares of common stock of TITAN EXPLORATION, INC. (the "Company") held of record by the undersigned on April 21, 1997, at the annual meeting of stockholders of the Company to be held on May 30, 1997, at 10:00 a.m., local time, at the Midland Room, Tower Two, Fasken Center, 550 West Texas, Midland, Texas 79701, and at any adjournment(s) thereof.

1.       ELECTION OF DIRECTORS:

         [  ]  FOR all nominees listed above
               (except as marked to the contrary below)

         [  ]  WITHHOLD AUTHORITY to vote
               for all nominees listed below

         (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME BELOW.)

               Jack D. Hightower       George G. Staley       David R. Albin
               Kenneth A. Hersh        William J. Vaughn, Jr.

2. PROPOSAL TO RATIFY APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING
         DECEMBER 31, 1997

         [  ]  FOR                [  ]  AGAINST             [  ]  ABSTAIN

3. In their discretion, the proxies are authorized to vote with respect to any other matter which may properly come before the meeting or any adjournment(s) thereof.

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR MANAGEMENT'S NOMINEES FOR ELECTION AS DIRECTORS AND FOR THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.

                           Dated:                             , 1997
                                 ----------------------------

                           -----------------------------------------------------
                                               Signature


                           -----------------------------------------------------
                                               Signature

                           Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


   SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.